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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 33-91026, 333-16553, 333-03603, 333-40493 and
333-60797) and the Registration Statements on Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181, 333-40497 and 333-48403) of Quintiles
Transnational Corp. of our report dated January 26, 1998, except for Note 3, as to which the date is September 9, 1998 with respect to the consolidated financial statements of Quintiles Transnational Corp. included in its Current Report on Form 8-K dated January 27, 1999 filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
January 26, 1999